Exhibit (c)(9)

 Project Cloud  Supporting Materials  21 October 2022

 Summary of the Transaction Terms  Current Capitalization  Ownership  Management Projections (Pre FX Adjustments)  Current Lender Model  Transaction Funding (Leverage LTM Q3 2022E PF Adj. EBITDA = $68.2m)  M  (+) Existing Debt  (+) M ino rities  (-) Cash  T EV ( P IP E at M in  (+) Redemptio n  (+) Existing  (+) M ino  (-) C  T  Offer P rice  $ 2 .85  T o p 5 Shareho lders  St yle  % O/ S  P o sitio n ( m)  $m   2022   2023   2024   2025   2026   2027   22 - 27 C A GR  SmartFresh Apple  91.9  90.4  84.7  81.2  77.9  76.4  (3.6%)  B asic Shares Outstanding (m)  52  The Dow Chemical Company  Other  39.9%  21.00  SmartFresh Diversificatio n  23.5  26.2  27.3  32.9  37.6  41.0  11.8%  Fully Diluted Shares Outstanding (m)  T. Rowe P rice Small Cap Value Fund  Value  10.5%  5.53  Harvista  17.3  20.7  23.7  28.3  37.6  46.9  22.0%  TSP Capital M anagement Gro up, LLC  GA RP  5.8%  3.07  Dimensio nal Fund A dviso rs, L.P .  Index  1.7%  0.90  P IP E C o nversio n  (m)   ( $ m)  PIPE Shares at $ 5.00 Co nversio n  33.19  PF B asic Outstanding Shares  P SP PF Ownership Dow PF Ownership  85.88  38.6%  24.5%  Shares Required to Reach 50.1% O/S  Shares Required to Reach 66.7% O/S  9.84  24.09  28.0  68.7  IRR Analysis (Management Case / 4.6x Gross Leverage at S+750)  IRR Entry Share Price  $2.60 $2.85 $2.90 $2.95 $3.00  1  8.0x  16.6%  15.7%  15.5%  15.3%  15.1%  8.5x  18.2%  17.2%  17.0%  16.8%  16.7%  Exit  9.0x  19.6%  18.7%  18.5%  18.3%  18.1%  Multiple  9.5x  21.0%  20.1%  19.9%  19.7%  19.5%  (TEV /  10.0x  22.4%  21.4%  21.2%  21.0%  20.8%  EBITDA  10.5x  23.7%  22.7%  22.5%  22.3%  22.1%  2027E)  11.0x  24.9%  23.9%  23.7%  23.5%  23.3%  11.5x  26.1%  25.1%  24.9%  24.7%  24.5%  12.0x  27.2%  26.2%  26.0%  25.8%  25.6%  Other  42.9  48.7  63.6  78.2  98.6  122.5  23.3%  arket C apitalizatio n  R evenue  175 .6  186 .0  199 .3  220 .5  251.7  286 .7  10 .3%  (+) Redemptio n of PIPE (M in M OIC  First M anhattan Company  Value  5.5%  2.92  Gro ss P ro f it  120 .3  124 .9  130 .1  142 .5  161.1  183 .0  8 .8 %  Gross Profit (%) 68.5% 67.1% 65.3% 64.6% 64.0% 63.8%  A djusted EB IT D A 66 .5 68 .2 71.7 80 .2 93 .9 112 .7 11.1%  Adjusted EBITDA (%) 37.9% 36.6% 36.0% 36.4% 37.3% 39.3%  $m 2022   2023   2024   2025   2026   2027 22 - 27 C A GR  SmartFresh Apple SmartFresh Diversificatio n Harvista  Other  91.9  23.5  17.3  34.3  90.4  26.2  20.7  39.7  84.7  27.5  22.3  53.9  81.2  29.0  24.9  60.2  77.9  30.8  29.7  70.9  76.4  32.9  34.6  86.4  (3.6%)  7.0%  14.8%  20.3%  R evenue  167 .0  177 .0  188 .4  195 .3  209 .3  230 .3  6 .6 %  Gro ss P ro f it  114 .3  119 .0  124 .4  127 .0  134 .0  146 .0  5 .0 %  Gross Profit (%)  68.4%  67.2%  66.0%  65.0%  64.0%  63.4%  A djusted EB IT D A  62 .5  70 .3  71.5  72 .0  76 .1  84 .6  6 .2 %  Adjusted EBITDA (%)  37.4%  39.7%  38.0%  36.8%  36.3%  36.7%  So urces ( $ m)  Revo lver ($ 25m Commitment)  -  -  -  New Term Lo an  315.0  43.4%  4.6x  Spo nso r Equity  364.9  50.2%  5.4x  Cash fro m B alance Sheet  46.7  6.4%  0.7x  T o tal So urces  726 .6  100 .0%  10 .7 x  Uses ( $ m)  Cash to B alance Sheet  15.0  2.1%  0.2x  Refinance Existing Debt  255.4  35.2%  3.7x  Refinance Co nvertible P referred  258.7  35.6%  3.8x  P urchase P rice of Equity  165.9  22.8%  2.4x  Transactio n Fees, OID and Expenses  31.5  4.3%  0.5x  T o tal Uses  726 .6  100 .0%  10 .7 x

 I  Analysis at Various Prices

 STRICTLY PRIVATE & CONFIDENTIAL  Analysis at Various Prices: Management Case (1/2)  Note: Base gross leverage at 4.6x Q3 2022E PF Adj. EBITDA (incl. Savings) with S + 750 (vs. S + 675 presented in the initial lender model); excluding FX impact and cost savings; as of 19th October 2022  3  Management Case  ($m / $ per share) Current 52W Low 52W High Take-Out Offer  Share Price  $1.61  $1.46  $2.33  $2.60  $2.85  $2.90  $2.95  $3.00  (Discount) / Premium to Spot  -  (9.3%)  44.7%  61.5%  77.0%  80.1%  83.2%  86.3%  (Discount) / Premium to 52W High  (30.9%)  (37.3%)  -  11.6%  22.3%  24.5%  26.6%  28.8%  (Discount) / Premium to 52W Low  10.3%  -  59.6%  78.1%  95.2%  98.6%  102.1%  105.5%  (Discount) / Premium to L3M VWAP  (4.2%)  (13.1%)  38.6%  54.7%  69.6%  72.6%  75.5%  78.5%  (Discount) / Premium to L6M VWAP  (6.7%)  (15.4%)  35.1%  50.7%  65.2%  68.1%  71.0%  73.9%  NOSH (m)  58  58  58  58  58  58  58  58  Equity Value  94  85  136  151  166  169  172  175  Net Debt / Minorities  216  216  216  216  216  216  216  216  PIPE at Book Value  166  166  166  166  166  166  166  166  TEV (PIPE at BV)  476  467  518  533  548  551  554  557  Premium to the Current TEV  12.1%  15.2%  15.8%  16.4%  17.0%  TEV / LTM Q3 2022E PF Adj. EBITDA (excl. Savings) - $64.9m - Man. Case  7.3x  7.2x  8.0x  8.2x  8.4x  8.5x  8.5x  8.6x  TEV / LTM Q3 2022E PF Adj. EBITDA (incl. Savings) - $68.2m - Man. Case  7.0x  6.8x  7.6x  7.8x  8.0x  8.1x  8.1x  8.2x  TEV / EBITDA 2022E - $62.5m - Lender Case  7.6x  7.5x  8.3x  8.5x  8.8x  8.8x  8.9x  8.9x  TEV / EBITDA 2023E - $68.2m - Man. Case  7.0x  6.9x  7.6x  7.8x  8.0x  8.1x  8.1x  8.2x  TEV / EBITDA 2024E - $71.7m - Man. Case  6.6x  6.5x  7.2x  7.4x  7.6x  7.7x  7.7x  7.8x  PIPE at Min. MOIC (2.00x) - (Sep-22) - Incremental vs. BV  93  93  93  93  93  93  93  93  TEV (incl. PIPE at 2.00 MOIC)  569  560  610  626  641  644  647  649  TEV / LTM Q3 2022E PF Adj. EBITDA (excl. Savings) - $64.9m - Man. Case  7.3x  7.2x  8.0x  8.2x  8.4x  8.5x  8.5x  8.6x  TEV / LTM Q3 2022E PF Adj. EBITDA (incl. Savings) - $68.2m - Man. Case  7.0x  6.8x  7.6x  7.8x  8.0x  8.1x  8.1x  8.2x  TEV / EBITDA 2022E - $62.5m - Lender Case  7.6x  7.5x  8.3x  8.5x  8.8x  8.8x  8.9x  8.9x  TEV / EBITDA 2023E - $68.2m - Man. Case  7.0x  6.9x  7.6x  7.8x  8.0x  8.1x  8.1x  8.2x  TEV / EBITDA 2024E - $71.7m - Man. Case  6.6x  6.5x  7.2x  7.4x  7.6x  7.7x  7.7x  7.8x

 Analysis at Various Prices: Management Case (1/2)  Management Case  Note: Base gross leverage at 4.6x Q3 2022E PF Adj. EBITDA (incl. Savings) with S + 750 (vs. S + 675 presented in the initial lender model); excluding FX impact and cost savings; as of 19th October 2022  3  ($m / $ per share) Current 52W Low 52W High Take-Out Offer  Share Price  $1.61  $2.33  $1.46  $2.60  $2.85  $2.90  $2.95  $3.00  (Discount) / Premium to Spot  -  44.7%  (9.3%)  61.5%  77.0%  80.1%  83.2%  86.3%  (Discount) / Premium to 52W High  (30.9%)  -  (37.3%)  11.6%  22.3%  24.5%  26.6%  28.8%  (Discount) / Premium to 52W Low  10.3%  59.6%  -  78.1%  95.2%  98.6%  102.1%  105.5%  (Discount) / Premium to L3M VWAP  (4.2%)  38.6%  (13.1%)  54.7%  69.6%  72.6%  75.5%  78.5%  (Discount) / Premium to L6M VWAP  (6.7%)  35.1%  (15.4%)  50.7%  65.2%  68.1%  71.0%  73.9%  NOSH (m)  58  58  58  58  58  58  58  58  Equity Value  94  136  85  151  166  169  172  175  Net Debt / Minorities  216  216  216  216  216  216  216  216  PIPE at Book Value  166  166  166  166  166  166  166  166  TEV (PIPE at BV)  476  518  467  533  548  551  554  557  Premium to the Current TEV  12.1%  15.2%  15.8%  16.4%  17.0%  TEV / LTM Q3 2022E PF Adj. EBITDA (excl. Savings) - $64.9m - Man. Case  7.3x  8.0x  7.2x  8.2x  8.4x  8.5x  8.5x  8.6x  TEV / LTM Q3 2022E PF Adj. EBITDA (incl. Savings) - $68.2m - Man. Case  7.0x  7.6x  6.8x  7.8x  8.0x  8.1x  8.1x  8.2x  TEV / EBITDA 2022E - $62.5m - Lender Case  7.6x  8.3x  7.5x  8.5x  8.8x  8.8x  8.9x  8.9x  TEV / EBITDA 2023E - $68.2m - Man. Case  7.0x  7.6x  6.9x  7.8x  8.0x  8.1x  8.1x  8.2x  TEV / EBITDA 2024E - $71.7m - Man. Case  6.6x  7.2x  6.5x  7.4x  7.6x  7.7x  7.7x  7.8x  PIPE at Min. MOIC (2.00x) - (Sep-22) - Incremental vs. BV  93  93  93  93  93  93  93  93  TEV (incl. PIPE at 2.00 MOIC)  569  610  560  626  641  644  647  649  TEV / LTM Q3 2022E PF Adj. EBITDA (excl. Savings) - $64.9m - Man. Case  7.3x  8.0x  7.2x  8.2x  8.4x  8.5x  8.5x  8.6x  TEV / LTM Q3 2022E PF Adj. EBITDA (incl. Savings) - $68.2m - Man. Case  7.0x  7.6x  6.8x  7.8x  8.0x  8.1x  8.1x  8.2x  TEV / EBITDA 2022E - $62.5m - Lender Case  7.6x  8.3x  7.5x  8.5x  8.8x  8.8x  8.9x  8.9x  TEV / EBITDA 2023E - $68.2m - Man. Case  7.0x  7.6x  6.9x  7.8x  8.0x  8.1x  8.1x  8.2x  TEV / EBITDA 2024E - $71.7m - Man. Case  6.6x  7.2x  6.5x  7.4x  7.6x  7.7x  7.7x  7.8x

 Analysis at Various Prices: Management Case (2/2)  Management Case  Note: Base gross leverage at 4.6x Q3 2022E PF Adj. EBITDA (incl. Savings) with S + 750 (vs. S + 675 presented in the initial lender model); excluding FX impact and cost savings; as of 19th October 2022  4  ($m / $ per share) Current 52W Low 52W High Take-Out Offer  Share Price  $1.61  $2.33  $1.46  $2.60  $2.85  $2.90  $2.95  $3.00  Total Uses  712  727  729  732  735  Sources - Based on Lender Case  Gross Leverage at LTM Q3 2022E PF Adj. EBITDA (incl. Savings) - $68.2m - Lender Case  4.6x  4.6x  4.6x  4.6x  4.6x  Transaction Gross Debt  315  315  315  315  315  Implied % of Uses  44.2%  43.4%  43.2%  43.0%  42.8%  Memo: Cash from Balance Sheet  47  47  47  47  47  Implied % of Uses  6.6%  6.4%  6.4%  6.4%  6.3%  Required Equity Contribution  350  365  368  371  374  Implied % of Uses  49.2%  50.2%  50.4%  50.6%  50.8%  Dec-27 TEV 10.0x TEV / LTM EBITDA  1,146  1,146  1,146  1,146  1,146  (+) Exit Equity Value  1,014  1,014  1,014  1,014  1,014  (+) Accumulated Returns (Jul-20-Dec-22 - ex. Exit Equity Value)  41  41  41  41  41  (-) Old Money - Initial PSP Investment  150  150  150  150  150  Memo: (+) Equity Check Required  350  365  368  371  374  Memo: (-) PIPE Value at 2.0x MOIC  259  259  259  259  259  (-) New Money - Incremental Cash Required to Fund Equity Check  92  106  109  112  115  MOIC - Dec-27 (Old + New Money)  4.37x  4.12x  4.07x  4.03x  3.98x  IRR - Dec-27 (Old + New Money)  25.8%  25.0%  24.8%  24.7%  24.5%  (+) Exit Equity Value  1,014  1,014  1,014  1,014  1,014  (-) New Money - PSP Investment  350  365  368  371  374  MOIC - Dec-27 (New Money)  2.90x  2.78x  2.76x  2.74x  2.72x  IRR - Dec-27 (New Money)  22.4%  21.4%  21.2%  21.0%  20.8%

 II  Trading Update + DCF Analysis

 $1.61  $1.00  $1.25  $1.50  $1.75  $2.00  $2.25  $2.50  $2.75  $3.00  Oct-21  Dec-21  Feb-22  Apr-22  Jun-22  Aug-22  Oct-22  AgroFresh Share Price Evolution  Since October 2021  September 15th  Offer Price: $2.60 Premium to spot: +67%  $2.85  $2.60  October 10th  Source: Press releases, Factset as of 13th May 2021  6  Offer Price: $2.85  Premium to spot: +79%

TEV / NTM EBITDA Multiples Over Time


From Dec-21 to Sep-22
NTM EBITDA Δ: 1.6%
Share Price Δ: (21.6%)
From Sep-22 to Today
NTM EBITDA Δ: 0.2%
Share Price Δ: 3.8%
8.3x
8.6x
8.5x
Dec-21 Sep-22 Today (3)
AGFS (4)
From Dec-21 to Sep-22
NTM EBITDA Δ: 13.6%
Share Price Δ:17.5%
From Sep-22 to Today
NTM EBITDA Δ: 1.1%
Share Price Δ:1.3%
10.6x
11.6x
11.5x
Dec-21 Sep-22 Today
Crop Protection (US)
From Dec-21 to Sep-22
NTM EBITDA Δ: 8.5%
Share Price Δ: 1.8%
From Sep-22 to Today
NTM EBITDA Δ: (4.5%)
Share Price Δ:(8.5%)
7.0x
6.8x
6.7x
Dec-21 Sep-22 Today
Crop Protection (non-US)
KUMIAI CHEMICAL INDUSTRY CO., LTD. (2)
From Dec-21 to Sep-22
NTM EBITDA Δ: (3.5%)
Share Price Δ: (38.1%)
From Sep-22 to Today
NTM EBITDA Δ: (1.1%)
Share Price Δ:(14.4%)
21.7x
14.7x
13.3x
Dec-21 Sep-22 Today
Animal Health
From Dec-21 to Sep-22
NTM EBITDA Δ: 7.5%
Share Price Δ: 4.8%
From Sep-22 to Today
NTM EBITDA Δ: (1.4%)
Share Price Δ: (8.2%)
10.2x
12.6x
11.9x
Dec-21 Sep-22 Today
Farm Services (1)
From Dec-21 to Sep-22
NTM EBITDA Δ: (28.5%)
Share Price Δ: (54.1%)
From Sep-22 to Today
NTM EBITDA Δ: 1.3%
Share Price Δ: (12.4%)
21.4x
17.1x
15.7x
Dec-21 Sep-22 Today
Specialty Inputs

Notes: (1) Elder is excluded from the average of Farm Services (2) Kumiai based off 30-Dec-21 (3) Today is refence to 14-Oct-22, Sep-22 is reference to 15-Sep-22 (First Letter) and Dec-21 is reference to 31-Dec-21 (4) **TEV bridge includes PIPE at min 2.0x MOIC**
Source: FactSet as of 14th October 2022

EVERCORE
7

 DCF Analysis  The purpose of this analysis is to assess the sensitivity of AgroFresh’s valuation to changes in revenue estimates  We broke down AgroFresh (WholeCo) into two separate product lines:   Core Products, comprised of SmartFresh and Harvista   High Growth Products, comprised of all of the remaining product lines  We applied a fixed discount p.a. on yearly growth estimates per product line communicated by the management  We ran a DCF analysis on (1) Core Products; (2) High Growth Products and (3) WholeCo  TEV adjustments are allocated between Core and High Growth on the basis of their respective contribution to a WholeCo TEV ran with BP numbers   $457m of TEV adjustments, made of $257m of gross debt, $52m of cash,  $7m of minorities and $259m of PIPE (2.0x MOIC)   71% of total TEV adjustments are allocated to Core Products and 29% to High Growth Products  Methodology  Forecast period from 2023E to 2032E  Weighted Average Cost of Capital:   12% for Core Products   15% for High Growth Products  Perpetual Growth Rate of 2.0% across all products  Terminal Value calculated using Gordon Shapiro  All operational assumptions, aside from revenue growth, are based off the Business Plan communicated on September 2022  Capital structure is based off the latest SEC filings (2Q22 10Q) and assumes PIPE valued at 2.0x MOIC  Diluted NOSH of 58.2m  No further FX impact is assumed in our base case below   An additional scenario with FX revaluated at spot value is included in the  following pages  Assumptions  WholeCo Share Price  -  $6.6  $5.8  $5.8  $5.0  $5.1  $4.3  $4.4  $3.7  $3.9  $3.1  $8.4  $7.6  $6.9  $6.3  $7.4  $6.6  $5.9  $5.3  (1.5%)  (3.0%)  (4.5%)  $5.1  $4.5  $4.3  $3.7  $3.6  $3.0  $3.0  $2.3  $2.4  $1.8  Growth -  ut to BP  Haircut applied to annual revenue growth  Core Products - Haircut Applied p.a. to Yearly Growth Estimates from BP ('22E - '32E)  in the Management Case (23E-32E)  -  (1.5%)  (3.0%)  (4.5%)  (6.0%)  (7.5%)  (9.0%)  gh airc  (6.0%)  $5.7  $4.8  $3.9  $3.1  $2.4  $1.8  $1.2  Hi H  (7.5%)  $5.2  $4.2  $3.4  $2.6  $1.9  $1.3  $0.7  (9.0%)  $4.8  $3.8  $2.9  $2.1  $1.4  $0.8  $0.3  DCF value from m (no haircut applied t  anagement case  o revenue growth)  DCF value ranging from $3-4 a share  Source: Company Information, SEC Filings  8  Evercore has backed into a hypothetical $3-4 per share range based on separate WACC levels for Core (SmartFresh / Harvista) and High Growth products, which implies various haircuts being made to the management case annual revenue growth of 4-9%

 WholeCo Valuation (Including FX Impact)  Assumes 2.0% terminal growth, mid-year cash flows convention and additional FX impact (EURUSD only)  WholeCo Valued at $4 (WACC: ~13.2%) – no FX Impact WholeCo Valued at $3 (WACC: ~13.5%) – no FX Impact  WACC  WACC  11.5%  12.0%  12.5%  13.0%  13.5%  14.0%  14.5%  11.5%  12.0%  12.5%  13.0%  13.5%  14.0%  14.5%  1.25%  $4.6  $3.9  $3.3  $2.7  $2.2  $1.8  $1.4  1.25%  $3.7  $3.1  $2.5  $2.0  $1.5  $1.1  $0.7  ate  1.50%  $4.7  $4.0  $3.4  $2.9  $2.3  $1.9  $1.4  ate  1.50%  $3.9  $3.2  $2.6  $2.1  $1.6  $1.2  $0.8  R  1.75%  $4.9  $4.2  $3.6  $3.0  $2.4  $2.0  $1.5  R  1.75%  $4.0  $3.4  $2.8  $2.2  $1.7  $1.3  $0.9  th  2.00%  $5.1  $4.3  $3.7  $3.1  $2.6  $2.1  $1.6  th  2.00%  $4.2  $3.5  $2.9  $2.3  $1.8  $1.4  $0.9  ow  2.25%  $5.3  $4.5  $3.8  $3.2  $2.7  $2.2  $1.7  ow  2.25%  $4.4  $3.7  $3.0  $2.5  $1.9  $1.5  $1.0  Gr  2.50%  $5.5  $4.7  $4.0  $3.4  $2.8  $2.3  $1.8  Gr  2.50%  $4.6  $3.8  $3.2  $2.6  $2.1  $1.6  $1.1  2.75%  $5.7  $4.9  $4.2  $3.5  $2.9  $2.4  $1.9  2.75%  $4.8  $4.0  $3.3  $2.7  $2.2  $1.7  $1.2  Assumptions as per WholeCo at $4 – with FX Impact  Assumptions as per WholeCo at $3 – with FX Impact  FX Impact Calculations  2023E  2024E  2025E  2026E  2027E  2028E  2029E  2030E  2031E  2032E  Total Revenue (BP)  186.0  199.3  220.5  251.7  286.7  320.9  360.7  402.2  443.9  487.6  Europe Revenue (based on BP FX)  59.1  61.3  62.1  66.6  77.4  88.6  97.3  104.2  113.6  123.7  BP FX  1.18  1.18  1.18  1.18  1.18  1.18  1.18  1.18  1.18  1.18  Spot FX  1.02  1.02  1.02  1.02  1.02  1.02  1.02  1.02  1.02  1.02  Coefficient  0.86  0.86  0.86  0.86  0.86  0.86  0.86  0.86  0.86  0.86  Europe Revenue (Spot)  50.9  52.9  53.5  57.4  66.7  76.3  83.8  89.8  97.9  106.6  Less: Europe Revenue (BP FX)  (59.1)  (61.3)  (62.1)  (66.6)  (77.4)  (88.6)  (97.3)  (104.2)  (113.6)  (123.7)  FX Impact  ($8.2)  ($8.5)  ($8.6)  ($9.2)  ($10.7)  ($12.2)  ($13.4)  ($14.4)  ($15.7)  ($17.1)  WACC  WACC  11.5%  12.0%  12.5%  13.0%  13.5%  14.0%  14.5%  11.5%  12.0%  12.5%  13.0%  13.5%  14.0%  14.5%  1.25%  $5.8  $5.1  $4.5  $3.9  $3.3  $2.8  $2.3  1.25%  $5.0  $4.3  $3.7  $3.1  $2.6  $2.1  $1.7  te  1.50%  $6.0  $5.3  $4.6  $4.0  $3.4  $2.9  $2.4  te  1.50%  $5.2  $4.4  $3.8  $3.2  $2.7  $2.2  $1.7  Ra  1.75%  $6.2  $5.4  $4.7  $4.1  $3.5  $3.0  $2.5  Ra  1.75%  $5.3  $4.6  $3.9  $3.3  $2.8  $2.3  $1.8  th  2.00%  $6.4  $5.6  $4.9  $4.2  $3.6  $3.1  $2.6  th  2.00%  $5.5  $4.8  $4.1  $3.5  $2.9  $2.4  $1.9  ow  2.25%  $6.6  $5.8  $5.1  $4.4  $3.8  $3.2  $2.7  ow  2.25%  $5.7  $4.9  $4.2  $3.6  $3.0  $2.5  $2.0  Gr  2.50%  $6.9  $6.0  $5.2  $4.5  $3.9  $3.3  $2.8  Gr  2.50%  $5.9  $5.1  $4.4  $3.7  $3.1  $2.6  $2.1  2.75%  $7.1  $6.2  $5.4  $4.7  $4.0  $3.4  $2.9  2.75%  $6.2  $5.3  $4.6  $3.9  $3.3  $2.7  $2.2  Based on an outside-in assessment, scenario assuming incremental FX impact on the management case seems to imply $1 / share decrease in DCF value  Source: Company Information, SEC Filings, FactSet as of 17th October 2022  9

 III  Future Share Price Calculations

 Implied Future Share Price Range with PIPE at 2.0x MOIC (Sept-22)  Current Share Price  Dec-2022E  Dec-2023E  Dec-2024E  Dec-2025E  Dec-2026E  1  2  PIPE Refinanced  NTM EBITDA Multiple required to reach a share price of $4 in each year  13.0x 12.6x 11.5x 10.0x 8.4x  Scenario 1  Scenario 2  12.8x  11.9x  10.4x  8.7x  7.0x  Source: Management Business Plan (Sept-22)  11

1 Scenario 1: PIPE Refinanced at 2.0x MOIC / EBITDA with 20% Haircut

Scenario not viable from cash perspective

Methodology

- Assumes PIPE refinanced in December 2022 and taken out at 2.0x MOIC (~$255m) along with existing debt at BV
- TEV calculation based off NTM EBITDA multiples ranging from 8.3x (low) to 8.9x (high), per historical multiple over time analysis
- Assumes NTM EBITDA with a 20% haircut from BP from 2022 onwards
- Assumes TEV Adjustments of $7.7m including non-controlling interests (from 2Q22 10Q) and Diluted NOSH of 56.6m (2Q22 10Q)
- Implied NTM EBITDA multiple, shown as bubbles, display the required multiple to come up with a share price of $4.00

Scenario 1 - PIPE Takeout, 20% EBITDA haircut	2022E	2023E	2024E	2025E	2026E	2027E
LTM Adjusted EBITDA	**53.2**	**54.5**	**57.3**	**64.1**	**75.1**	**90.2**
NTM Adjusted EBITDA	**54.5**	**57.3**	**64.1**	**75.1**	**90.2**	
TEV / NTM EBITDA Low	8.3x	8.3x	8.3x	8.3x	8.3x	
TEV / NTM EBITDA High	8.9x	8.9x	8.9x	8.9x	8.9x	
TEV Low	452.6	475.8	532.3	623.6	748.4	
TEV High	485.3	510.2	570.8	668.7	802.5	
Net Debt	474.0	490.6	505.7	518.7	527.6	525.2
Minority	7.7	7.7	7.7	7.7	7.7	7.7
PIPE						
Equity Value Low	(29.1)	(22.5)	18.9	97.3	213.1	
Equity Value High	3.6	11.9	57.4	142.4	267.2	
NOSH	56.6	56.6	56.6	56.6	56.6	
Share Price Low	**(0.51)**	**(0.40)**	**0.33**	**1.72**	**3.77**	
Share Price High	**0.06**	**0.21**	**1.01**	**2.52**	**4.72**	

20% Haircut to BP

PIPE refinanced in Dec-22

Source: Company Information, SEC filings

EVERCORE

12

2 Scenario 2: PIPE Not Refinanced / EBITDA with 20% Haircut

Methodology

- PIPE not refinanced and accounted for in TEV at 2.0x MOIC
- TEV calculation based off NTM EBITDA multiples ranging from 7.2x (low) to 7.9x (high), per historical multiple over time analysis
- Assumes NTM EBITDA with a 20% haircut from BP, from 2022 onwards
- Assumes TEV Adjustments of $7.7m including non-controlling interests (from 2Q22 10Q) and Diluted NOSH of 56.6m (2Q22 10Q)
- Implied NTM EBITDA multiple, shown as bubbles, display the required multiple to come up with a share price of $4.00

Scenario 2 - no PIPE Takeout, 20% EBITDA haircut	2022E	2023E	2024E	2025E	2026E	2027E
LTM Adjusted EBITDA	**53.2**	**54.5**	**57.3**	**64.1**	**75.1**	**90.2**
NTM Adjusted EBITDA	**54.5**	**57.3**	**64.1**	**75.1**	**90.2**	
TEV / NTM EBITDA Low	7.2x	7.2x	7.2x	7.2x	7.2x	
TEV / NTM EBITDA High	7.9x	7.9x	7.9x	7.9x	7.9x	
TEV Low	392.6	412.7	461.8	541.0	649.2	
TEV High	430.8	452.9	506.7	593.6	712.3	
Net Debt	208.1	212.6	216.9	220.8	222.2	213.9
Minority	7.7	7.7	7.7	7.7	7.7	7.7
PIPE (2.0x MOIC)	254.5	237.1	218.5	198.9	178.0	155.8
Equity Value Low (PIPE at 2.0x MOIC)	(77.8)	(44.7)	18.6	113.7	241.4	
Equity Value High (PIPE at 2.0x MOIC)	(39.6)	(4.5)	63.5	166.3	304.5	
NOSH	56.6	56.6	56.6	56.6	56.6	
Share Price Low (PIPE at 2.0x MOIC)	**(1.37)**	**(0.79)**	**0.33**	**2.01**	**4.27**	
Share Price High (PIPE at 2.0x MOIC)	**(0.70)**	**(0.08)**	**1.12**	**2.94**	**5.38**	

20% Haircut to BP

PIPE at 2.0x MOIC (not refinanced)

Source: Company Information, SEC filings

EVERCORE 13

 IV  U.S. Precedent All-Cash Deals

U.S. Precedent All-Cash Deals for Public Companies

U.S. All-Cash Transactions of Public Companies >$500mm since 2019

($ in millions, unless otherwise specified)

Date			Enterprise	TEV /			VWAP		Unaffected[1]	52W High[2]
				Rev.	EBITDA	TEV	3months	6months	Share Price	
Announced	Acquirer	Target	Value	LTM	LTM	Premium				
1/18/22	Microsoft	Activision Blizzard	$68,987	7.8x	19.4x	50%	40%	26%	45%	(9%)
4/25/22	Elon Musk	Twitter	47,360	9.9	NM	34%	24%	15%	38%	(26%)
10/28/19	LVMH	Tiffany & Co.	17,714	4.9	16.8	29%	47%	40%	33%	12%
4/12/21	Microsoft	Nuance	17,329	11.9	59.7	21%	24%	45%	23%	8%
1/31/22	Evergreen Coast Capital / Vista Equity Partners	Citrix	16,500	5.1	13.6	21%	6%	(3%)	29%	(28%)
5/8/19	Digital Colony / EQT	Zayo	14,644	5.5	12.1	24%	27%	25%	48%	(12%)
4/26/21	Thoma Bravo	Proofpoint	11,125	10.2	NM	30%	36%	50%	34%	0%
2/4/19	Hellman & Friedman	Uitimate Software	10,704	9.4	39.2	19%	24%	20%	19%	(0%)
3/20/22	Thoma Bravo	Anaplan	10,454	17.7	NA	28%	43%	29%	30%	(6%)
6/24/22	Hellman & Friedman	Zendesk	10,381	6.9	67.6	30%	(21%)	(23%)	34%	(43%)
12/21/20	Thoma Bravo	RealPage	10,147	9.4	32.3	24%	45%	42%	31%	27%
6/3/19	Infineon	Cypress Semiconductors	9,792	4.1	20.4	45%	54%	65%	55%	28%
2/22/22	Standard General	TEGNA	8,600	2.8	8.7	21%	18%	21%	39%	4%
8/8/22	Vista Equity Partners	Avalara	8,295	10.4	NM	(2%)	11%	(3%)	(2%)	(51%)
2/4/21	Stone Point / Insight	CoreLogic	7,518	3.9	15.0	40%	84%	84%	51%	50%
4/11/22	Thoma Bravo	SailPoint Technologies	7,029	16.0	NA	25%	41%	35%	32%	3%
7/9/21	Thoma Bravo	Stamps.com	6,600	8.3	23.1	58%	71%	61%	67%	1%
12/15/21	Entegris	CMC Materials	6,406	5.3	17.9	30%	50%	38%	35%	(1%)
1/28/19	Merck	Versum Materials	6,362	4.6	14.2	58%	71%	57%	67%	28%
4/11/22	Kaseya	Datto	6,200	9.7	37.3	47%	40%	42%	52%	26%
7/26/21	Thoma Bravo	Medallia	5,914	11.9	NM	17%	8%	4%	20%	(30%)
11/13/19	Apollo	Tech Data	5,879	0.2	8.1	15%	48%	46%	17%	16%
11/19/20	Standard Industries	W. R. Grace & Co.	5,719	3.6	16.4	43%	52%	49%	59%	(5%)
7/14/21	EQT	Covanta	5,320	2.7	NA	16%	40%	59%	37%	30%
6/1/21	CD&R / KKR	Cloudera	5,230	5.9	28.7	21%	14%	24%	24%	(17%)
11/2/21	DuPont	Rogers Corp	4,972	5.4	26.0	35%	42%	44%	33%	29%
8/4/22	Apollo Global Management	Atlas Air Worldwide	4,697	1.1	4.6	4%	33%	28%	6%	1%
2/14/22	CD&R	Cornerstone Building Brands	4,586	1.1	7.1	41%	54%	50%	75%	25%
7/9/19	Cisco	Acacia	4,555	7.8	39.0	143%	118%	135%	139%	85%
12/17/19	Evergreen Coast Capital / Francisco Partners	LogMeIn	4,436	3.7	10.1	24%	19%	8%	25%	(11%)

Source: S&P CapIQ, FactSet (10/10/22), Thomson Reuters, Company Filings
Note: Transactions are sorted by enterprise value
(1) Unaffected Share Price Premium represents the offer premium relative to the share price on the last trading day prior to any official announcement or market speculation of a transaction
(2) 52 Week High Share Price Premium represents the offer premium relative to the 52 week high share price by the last trading day prior to any official announcement or market speculation of a transaction

Chemicals Transactions

EVERCORE

15

U.S. Precedent All-Cash Deals for Public Companies (Cont'd)

U.S. All-Cash Transactions of Public Companies >$500mm since 2019

($ in millions, unless otherwise specified)

Date Announced	Acquirer	Target	Enterprise Value	TEV / Rev. LTM	TEV / EBITDA LTM	TEV Premium	VWAP 3months Premium	VWAP 6months Premium	Unaffected(1) Share Price Premium	52W High(2) Share Price Premium
5/6/21	Hellman & Friedman	At Home	4,214	2.0	6.6	9%	43%	77%	17%	4%
12/13/21	Lone Star	SPX FLOW	3,842	2.5	20.0	37%	31%	43%	40%	21%
2/12/19	Thoma Bravo	Ellie Mae	3,368	7.0	27.5	22%	38%	17%	21%	(15%)
12/20/21	American Securities	Hexion	3,333	1.2	8.5	22%	78%	89%	53%	50%
12/13/20	Partners Group / Vista Equity Partners	Pluralsight	3,257	8.7	NM	11%	16%	16%	19%	(1%)
11/2/20	Clearlake	Endurance	2,979	2.7	9.5	26%	68%	129%	79%	42%
8/3/22	Thoma Bravo LLC	Ping Identity	2,750	8.6	NM	51%	21%	25%	63%	(6%)
12/17/21	Thoma Bravo	Bottomline Technologies	2,713	5.6	28.0	37%	43%	38%	42%	4%
10/22/19	Platinum Equity	Cision	2,698	3.7	10.6	8%	19%	(3%)	18%	(37%)
1/4/21	Centene	Magellan Health	2,571	0.4	10.7	14%	22%	30%	15%	9%
1/11/21	NCR	Cardtronics	2,525	2.2	9.7	6%	43%	55%	9%	(18%)
6/10/19	Apollo	Shutterfly	2,493	1.2	9.4	9%	3%	(21%)	13%	(49%)
9/27/21	DL Chemicals	Kraton Corp.	2,447	1.4	8.3	24%	25%	26%	47%	1%
8/14/19	BC Partners	Presidio	2,101	0.7	8.5	12%	15%	9%	21%	(10%)
9/10/20	Baring Asia	Virtusa	1,993	1.6	17.6	20%	55%	45%	27%	(3%)
2/8/21	Electronic Arts	Glu Mobile	1,983	3.7	57.0	41%	44%	43%	36%	15%
12/4/19	Thoma Bravo	Instructure	1,952	7.6	NA	8%	17%	13%	10%	(5%)
6/28/21	Thoma Bravo	QAD	1,803	5.7	NM	24%	24%	34%	20%	10%
4/15/19	Siris Capital	EFI	1,697	1.7	22.9	23%	43%	30%	26%	4%
2/6/20	Advent / Crosspoint	Forescout	1,607	5.0	NA	26%	(1%)	(9%)	30%	(29%)
7/7/22	SD Biosensor	Meridian Bioscience	1,542	4.6	NA	1%	19%	38%	1%	(1%)
8/22/22	Centerbridge	Computer Services	1,529	4.8	NA	57%	24%	21%	53%	(3%)
11/15/20	American Securities	Foundation Building Materials	1,423	0.7	7.3	14%	25%	43%	27%	(12%)
11/11/19	Open Text	Carbonite	1,396	3.4	24.3	32%	15%	4%	78%	(47%)
9/10/21	The Jordan Company	Echo Global	1,395	0.4	15.8	46%	51%	56%	54%	28%
7/21/22	Patient Square Capital LP	Hanger	1,363	1.2	11.0	12%	16%	9%	26%	(21%)
1/14/21	I Squared	Atlantic Power	1,269	4.7	NA	7%	14%	13%	44%	19%
12/7/20	AIP	SEACOR	1,182	1.5	11.3	10%	31%	42%	14%	(13%)
2/16/21	New Mountain	Aegion	1,154	1.5	8.6	29%	71%	81%	40%	28%
4/8/21	GI Partners	ORBCOMM	1,132	4.6	22.2	37%	50%	71%	52%	24%

Source: S&P CapIQ, FactSet (10/10/22), Thomson Reuters, Company Filings
Note: Transactions are sorted by enterprise value
(1) Unaffected Share Price Premium represents the offer premium relative to the share price on the last trading day prior to any official announcement or market speculation of a transaction
(2) 52 Week High Share Price Premium represents the offer premium relative to the 52 week high share price by the last trading day prior to any official announcement or market speculation of a transaction

Chemicals Transactions

EVERCORE

16

U.S. Precedent All-Cash Deals for Public Companies (Cont'd)

U.S. All-Cash Transactions of Public Companies >$500mm since 2019

($ in millions, unless otherwise specified)

Date Announced	Acquirer	Target	Enterprise Value	TEV / Rev. LTM	TEV / EBITDA LTM	TEV Premium	VWAP 3months Premium	VWAP 6months Premium	Unaffected[1] Share Price Premium	52W High[2] Share Price Premium
10/21/19	One Rock	Innophos	1,004	1.3	8.4	7%	14%	10%	11%	(31%)
7/26/19	HGGC	Monotype Imaging	840	3.4	10.8	22%	12%	12%	23%	(11%)
2/15/22	Madison Dearborn	MoneyGram	756	0.6	2.8	54%	55%	35%	50%	(11%)
7/2/19	Synthomer	OMNOVA	747	1.0	10.5	26%	46%	39%	52%	(6%)
9/6/22	CommerceHub	Channeladvisor	660	3.8	17.5	70%	39%	33%	57%	(19%)
1/15/21	Further Global / TowerBrook	ProSight Global	586	NA	NA	39%	39%	25%	42%	(35%)
7/20/20	Thoma Bravo	Majesco	536	3.7	29.9	79%	108%	82%	71%	31%
			75th % - Overall	7.1x	24.3x	39%	48%	49%	52%	19%
			Mean - Overall	**4.9**	**19.1**	**29%**	**36%**	**36%**	**37%**	**1%**
			Median - Overall	**4.0**	**15.0**	**24%**	**38%**	**35%**	**34%**	**(1%)**
			25th % - Overall	1.6	9.4	15%	19%	16%	21%	(13%)

Most relevant reference points for AgroFresh TEV $500m-$800m

Chemicals Transactions

Source: S&P CapIQ, FactSet (10/10/22), Thomson Reuters, Company Filings
Note: Transactions are sorted by enterprise value
(1) Unaffected Share Price Premium represents the offer premium relative to the share price on the last trading day prior to any official announcement or market speculation of a transaction
(2) 52 Week High Share Price Premium represents the offer premium relative to the 52 week high share price by the last trading day prior to any official announcement or market speculation of a transaction

EVERCORE

17

 Offer price/date/premium for selected high premia for US take private deals >$500 million TEV since 2019  Precedent Transaction Bid Progression Analysis  Net Change in  Acquirer / Target  Bid 1  Bid 2  Bid 3  Bid 4  Bid 5  Bid 6  Bid 7  Bid (1st to Final)  $48.00  27/2/19  52%  $53.00  6/4/19  67%  10%  Denotes when acquirer had position in capital structure prior to first bid  Decrease in bid due to poor recent financial performance, negative outlook, increased debt and  1  $11.90  1 $10.00  $10.15  other diligence findings  4/10/2018  20/6/2019  26/6/2019  (15%)  78%  50%  52%  $62.00  $67.00  2 $62.00  $64.50  $65.50 $70.00  $115.00  1/4/2019  10/4/2019  4/6/2019  13/6/2019  18/6/2019 6/7/2019  1/14/2021  85%  29%  39%  29%  34%  36% 48%  139%  $23.00  25/11/2019  2  -  78%  Decrease in bid due to contemporaneous market  $12.10  $13.10  $15.25  $16.00  events including worsening trade relations between  30/6/2020  16/7/2020  7/8/2020  7/8/2020  China and the United States and rising costs  32%  58%  71%  100%  109%  $7.25  $7.65  $8.75  $9.50  23/9/2020  19/10/2020  30/10/2020  30/10/2020  31%  37%  44%  65%  79%  $3.00  $3.03  7/9/2020  14/9/2020  1%  43%  44%  $60.00  $65.00  $70.00  9/11/2020  11/1/2021  1/4/2021  17%  50%  63%  75%  $270.00  $320.00  $330.00  8/6/2021  10/6/2021  10/6/2021  22%(1)  37%  62%  67%  $18.00  $19.00  $19.50  $20.25  29/1/2021  26/4/2021  7/7/2021  9/7/2021  13%  22%  29%  32%  37%  $10.00  $10.50  $11.00  17/11/2021  14/1/2022  31/1/2022  10%  36%  43%  50%  $22  $23  $23.50  $24.50  $24.65  12/11/2021  22/11/2021  22/12/2021  7/2/2022  10/2/2022  12%  56%  63%  67%  74%  75%  (1) Does not reflect approaches made in 2017 and 2019 with offers of $135 / share and $50 / share, respectively  18

 V  Supporting Calculations

 WholeCo ($4 per Share)  Historical Business Plan (Sep-22)    CAGR '22E-'32E   Fiscal Year  FY2022  FY2023  FY2024  FY2025  FY2026  FY2027  FY2028  FY2029  FY2030  FY2031  FY2032  from DCF:   from BP:  Sales  175.6  179.1  184.8  197.1  217.0  238.4  257.0  278.1  298.4  316.6  334.1  6.6%  10.8%  Yearly Growth (%)  5.8%  2.0%  3.2%  6.7%  10.1%  9.9%  7.8%  8.2%  7.3%  6.1%  5.6%  Plus: FX Impact  -  -  -  -  -  -  -  -  -  -  Gross Profit  120.3  120.4  120.7  127.5  139.0  152.3  163.8  178.1  191.4  204.2  216.3  6.0%  10.1%  Gross Margin (%)  68.5%  67.2%  65.3%  64.7%  64.1%  63.9%  63.7%  64.0%  64.2%  64.5%  64.7%  Adjusted EBITDA  66.5  65.7  66.5  71.7  81.1  93.9  103.4  115.3  126.3  136.9  146.8  8.2%  12.4%  Adj. EBITDA Margin (%)  37.9%  36.7%  36.0%  36.4%  37.4%  39.4%  40.2%  41.5%  42.3%  43.2%  43.9%  Less: D&A  (3.0)  (2.9)  (3.3)  (3.8)  (4.3)  (4.9)  (5.4)  (6.0)  (6.6)  (7.1)  (7.7)  As a % of Sales  (1.7%)  (1.6%)  (1.8%)  (1.9%)  (2.0%)  (2.0%)  (2.1%)  (2.2%)  (2.2%)  (2.3%)  (2.3%)  Adjusted EBIT  63.5  62.8  63.1  67.9  76.8  89.0  97.9  109.3  119.7  129.7  139.1  Adj. EBIT Margin (%)  36.2%  35.1%  34.2%  34.5%  35.4%  37.3%  38.1%  39.3%  40.1%  41.0%  41.6%  Less: Cash Taxes  (4.3)  (5.2)  (5.2)  (5.6)  (6.4)  (7.4)  (8.1)  (9.1)  (9.9)  (10.8)  (11.6)  As a % of Adj. EBITDA  6.4%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  Net Operating Profit after Taxes  59.3  57.6  57.9  62.3  70.4  81.6  89.8  100.2  109.8  119.0  127.6  Plus: D&A  2.9  3.3  3.8  4.3  4.9  5.4  6.0  6.6  7.1  7.7  Less: Capex  (5.4)  (5.5)  (5.9)  (6.5)  (7.0)  (7.4)  (7.7)  (8.0)  (8.1)  (8.2)  Less: Change in NWC  (5.4)  (5.6)  (6.3)  (7.4)  (8.9)  (9.0)  (10.4)  (10.9)  (10.9)  (11.5)  Less: Non-Recurring Cash Items  (2.9)  (2.8)  (2.7)  (3.4)  (3.3)  (3.7)  (4.0)  (4.3)  (4.6)  (4.8)  Unlevered Free Cash Flow  46.9  47.3  51.2  57.4  67.3  75.1  84.0  93.2  102.5  110.8  Discounted Unlevered FCF  44.1  39.3  37.6  37.2  38.6  38.1  37.6  36.8  35.8  34.2  Sum of Discounted uFCF  379.2   Terminal Value (Gordon Shapiro) 312.4   TEV  691.6  Less: TEV Adjustments  (456.6)  Common Equity Value  235.0  NOSH  58.2  Per Share Value 4.0  Assumes 2.0% terminal growth, ~13.2% WACC, mid-year cash flows convention and no additional FX impact  Source: Company Information, SEC Filings  20

Core Products ($3 per Share)

WholeCo at $4 per share; assumes 2.0% terminal growth, 12.0% WACC, mid-year cash flows convention and no additional FX impact

	Historical	Business Plan (Sep-22)										CAGR '22E-'32E	
Fiscal Year	FY2022	FY2023	FY2024	FY2025	FY2026	FY2027	FY2028	FY2029	FY2030	FY2031	FY2032	from DCF:	from BP:
Sales	**132.7**	**132.4**	**125.9**	**127.5**	**132.3**	**137.1**	**138.5**	**138.2**	**134.1**	**129.8**	**125.7**	**(0.5%)**	**3.2%**
Yearly Growth (%)	*(0.8%)*	*(0.3%)*	*(4.9%)*	*1.2%*	*3.8%*	*3.6%*	*1.0%*	*(0.2%)*	*(3.0%)*	*(3.2%)*	*(3.2%)*		
Plus: FX Impact		-	-	-	-	-	-	-	-	-	-		
Gross Profit	106.1	104.9	98.5	98.8	101.0	103.2	103.0	102.3	98.9	95.1	91.6	(1.5%)	n/a
Gross Margin (%)	*80.0%*	*79.3%*	*78.2%*	*77.5%*	*76.3%*	*75.2%*	*74.4%*	*74.0%*	*73.7%*	*73.3%*	*72.9%*		
Adjusted EBITDA	**65.5**	**64.5**	**61.6**	**62.8**	**65.7**	**69.5**	**70.4**	**71.1**	**69.6**	**67.5**	**65.4**	**(0.0%)**	**n/a**
Adj. EBITDA Margin (%)	*49.4%*	*48.8%*	*48.9%*	*49.3%*	*49.6%*	*50.7%*	*50.8%*	*51.5%*	*51.9%*	*52.0%*	*52.1%*		
Less: D&A	(2.3)	(2.1)	(2.3)	(2.5)	(2.6)	(2.8)	(2.9)	(3.0)	(3.0)	(2.9)	(2.9)		
As a % of Sales	*(1.7%)*	*(1.6%)*	*(1.8%)*	*(1.9%)*	*(2.0%)*	*(2.0%)*	*(2.1%)*	*(2.2%)*	*(2.2%)*	*(2.3%)*	*(2.3%)*		
Adjusted EBIT	63.3	62.4	59.3	60.3	63.1	66.7	67.5	68.2	66.6	64.6	62.6		
Adj. EBIT Margin (%)	*47.7%*	*47.1%*	*47.1%*	*47.3%*	*47.6%*	*48.7%*	*48.7%*	*49.3%*	*49.7%*	*49.8%*	*49.8%*		
Less: Cash Taxes	(4.2)	(5.1)	(4.8)	(4.9)	(5.2)	(5.5)	(5.5)	(5.6)	(5.5)	(5.3)	(5.2)		
As a % of Adj. EBITDA	*6.4%*	*7.9%*	*7.9%*	*7.9%*	*7.9%*	*7.9%*	*7.9%*	*7.9%*	*7.9%*	*7.9%*	*7.9%*		
Net Operating Profit after Taxes	**59.1**	**57.3**	**54.5**	**55.4**	**57.9**	**61.3**	**62.0**	**62.6**	**61.2**	**59.3**	**57.4**		
Plus: D&A		2.1	2.3	2.5	2.6	2.8	2.9	3.0	3.0	2.9	2.9		
Less: Capex		(4.0)	(3.8)	(3.8)	(4.0)	(4.0)	(4.0)	(3.8)	(3.6)	(3.3)	(3.1)		
Less: Change in NWC		(2.3)	0.7	(2.0)	(2.5)	(2.8)	(2.0)	(1.6)	(0.3)	(0.2)	(0.3)		
Less: Non-Recurring Cash Items		(2.1)	(1.9)	(1.7)	(2.1)	(1.9)	(2.0)	(2.0)	(1.9)	(1.9)	(1.8)		
Unlevered Free Cash Flow		**51.0**	**51.7**	**50.3**	**51.9**	**55.3**	**56.9**	**58.1**	**58.3**	**56.8**	**55.1**		
Discounted Unlevered FCF		**48.2**	**43.7**	**37.9**	**34.9**	**33.2**	**30.5**	**27.8**	**24.9**	**21.7**	**18.8**		

Sum of Discounted uFCF	321.6
Terminal Value (Gordon Shapiro)	191.6
TEV	**513.2**
Less: TEV Adjustments	(338.8)
Common Equity Value	**174.3**
NOSH	58.2
Per Share Value	**3.0**

Source: Company Information, SEC Filings

EVERCORE

21

 High Growth Products ($1 per Share)  Historical Business Plan (Sep-22)    CAGR '22E-'32E   Fiscal Year  FY2022  FY2023  FY2024  FY2025  FY2026  FY2027  FY2028  FY2029  FY2030  FY2031  FY2032  from DCF:   from BP:  Sales  42.9  46.8  58.9  69.7  84.6  101.2  118.4  139.9  164.3  186.8  208.4  17.1%  21.7%  Yearly Growth (%)  33.6%  9.0%  25.9%  18.3%  21.5%  19.6%  17.0%  18.1%  17.4%  13.7%  11.6%  Plus: FX Impact  -  -  -  -  -  -  -  -  -  -  Gross Profit  14.1  15.5  22.2  28.6  38.0  49.1  60.8  75.7  92.6  109.1  124.7  24.3%  n/a  Gross Margin (%)  32.9%  33.0%  37.7%  41.1%  44.9%  48.5%  51.3%  54.1%  56.3%  58.4%  59.8%  Adjusted EBITDA  1.0  1.2  4.9  8.9  15.4  24.3  32.9  44.1  56.7  69.3  81.4  55.2%  n/a  Adj. EBITDA Margin (%)  2.3%  2.5%  8.3%  12.8%  18.2%  24.0%  27.8%  31.6%  34.5%  37.1%  39.0%  Less: D&A  (0.7)  (0.8)  (1.1)  (1.3)  (1.7)  (2.1)  (2.5)  (3.0)  (3.6)  (4.2)  (4.8)  As a % of Sales  (1.7%)  (1.6%)  (1.8%)  (1.9%)  (2.0%)  (2.0%)  (2.1%)  (2.2%)  (2.2%)  (2.3%)  (2.3%)  Adjusted EBIT  0.3  0.4  3.8  7.6  13.7  22.2  30.4  41.1  53.1  65.1  76.6  Adj. EBIT Margin (%)  0.6%  0.9%  6.5%  10.9%  16.2%  22.0%  25.7%  29.4%  32.3%  34.9%  36.7%  Less: Cash Taxes  (0.1)  (0.1)  (0.4)  (0.7)  (1.2)  (1.9)  (2.6)  (3.5)  (4.5)  (5.5)  (6.4)  As a % of Adj. EBITDA  6.4%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  Net Operating Profit after Taxes  0.2  0.3  3.5  6.9  12.5  20.3  27.8  37.6  48.6  59.7  70.2  Plus: D&A  0.8  1.1  1.3  1.7  2.1  2.5  3.0  3.6  4.2  4.8  Less: Capex  (1.4)  (1.8)  (2.1)  (2.5)  (3.0)  (3.4)  (3.9)  (4.4)  (4.8)  (5.1)  Less: Change in NWC  (3.0)  (6.3)  (4.3)  (4.8)  (6.0)  (6.9)  (8.9)  (10.6)  (10.7)  (11.2)  Less: Non-Recurring Cash Items  (0.8)  (0.9)  (0.9)  (1.3)  (1.4)  (1.7)  (2.0)  (2.4)  (2.7)  (3.0)  Unlevered Free Cash Flow  (4.1)  (4.5)  0.9  5.5  12.0  18.3  25.9  34.9  45.7  55.6  Discounted Unlevered FCF  (3.8)  (3.6)  0.6  3.4  6.4  8.5  10.4  12.2  13.9  14.7  Sum of Discounted uFCF  62.7   Terminal Value (Gordon Shapiro) 115.7   TEV  178.4  Less: TEV Adjustments  (117.8)  Common Equity Value  60.6  NOSH  58.2  Per Share Value 1.0  WholeCo at $4 per share; assumes 2.0% terminal growth, 15.0% WACC, mid-year cash flows convention and no additional FX impact  Source: Company Information, SEC Filings  22

 WholeCo ($3 per Share)  Historical Business Plan (Sep-22)    CAGR '22E-'32E   Fiscal Year  FY2022  FY2023  FY2024  FY2025  FY2026  FY2027  FY2028  FY2029  FY2030  FY2031  FY2032  from DCF:   from BP:  Sales  175.6  176.0  179.0  189.0  206.7  226.2  243.7  264.9  286.8  307.4  328.2  6.5%  10.8%  Yearly Growth (%)  5.8%  0.2%  1.7%  5.6%  9.4%  9.4%  7.7%  8.7%  8.3%  7.2%  6.8%  Plus: FX Impact  -  -  -  -  -  -  -  -  -  -  Gross Profit  120.3  117.6  115.6  120.3  129.9  141.6  152.1  166.0  180.2  194.5  208.7  5.7%  10.1%  Gross Margin (%)  68.5%  66.8%  64.6%  63.6%  62.8%  62.6%  62.4%  62.7%  62.8%  63.3%  63.6%  Adjusted EBITDA  66.5  63.9  63.1  66.9  74.7  86.1  94.7  106.2  117.5  129.1  140.4  7.8%  12.4%  Adj. EBITDA Margin (%)  37.9%  36.3%  35.3%  35.4%  36.2%  38.1%  38.9%  40.1%  41.0%  42.0%  42.8%  Less: D&A  (3.0)  (2.9)  (3.2)  (3.7)  (4.1)  (4.6)  (5.2)  (5.7)  (6.3)  (6.9)  (7.5)  As a % of Sales  (1.7%)  (1.6%)  (1.8%)  (1.9%)  (2.0%)  (2.0%)  (2.1%)  (2.2%)  (2.2%)  (2.3%)  (2.3%)  Adjusted EBIT  63.5  61.1  59.9  63.2  70.6  81.5  89.6  100.4  111.2  122.2  132.9  Adj. EBIT Margin (%)  36.2%  34.7%  33.4%  33.4%  34.2%  36.0%  36.7%  37.9%  38.8%  39.7%  40.5%  Less: Cash Taxes  (4.3)  (5.0)  (5.0)  (5.3)  (5.9)  (6.8)  (7.5)  (8.4)  (9.3)  (10.2)  (11.1)  As a % of Adj. EBITDA  6.4%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  Net Operating Profit after Taxes  59.3  56.0  54.9  57.9  64.7  74.7  82.1  92.1  102.0  112.0  121.8  Plus: D&A  2.9  3.2  3.7  4.1  4.6  5.2  5.7  6.3  6.9  7.5  Less: Capex  (5.3)  (5.4)  (5.7)  (6.2)  (6.6)  (7.0)  (7.4)  (7.7)  (7.9)  (8.0)  Less: Change in NWC  (5.4)  (5.6)  (6.3)  (7.4)  (8.9)  (9.0)  (10.4)  (10.9)  (10.9)  (11.5)  Less: Non-Recurring Cash Items  (2.8)  (2.7)  (2.6)  (3.3)  (3.2)  (3.5)  (3.8)  (4.2)  (4.5)  (4.8)  Unlevered Free Cash Flow  45.4  44.4  47.0  52.0  60.7  67.7  76.2  85.6  95.7  105.1  Discounted Unlevered FCF  42.6  36.8  34.3  33.4  34.4  33.8  33.5  33.2  32.7  31.7  Sum of Discounted uFCF  346.5   Terminal Value (Gordon Shapiro) 282.3   TEV  628.8  Less: TEV Adjustments  (456.6)  Common Equity Value  172.2  NOSH  58.2  Per Share Value 3.0  Assumes 2.0% terminal growth, ~13.5% WACC, mid-year cash flows convention and no additional FX impact  Source: Company Information, SEC Filings  23

 Core Products ($2 per Share)  Historical Business Plan (Sep-22)    CAGR '22E-'32E   Fiscal Year  FY2022  FY2023  FY2024  FY2025  FY2026  FY2027  FY2028  FY2029  FY2030  FY2031  FY2032  from DCF:   from BP:  Sales  132.7  128.6  118.8  116.9  118.1  119.1  117.0  113.4  106.8  100.4  94.5  (3.3%)  3.2%  Yearly Growth (%)  (0.8%)  (3.1%)  (7.7%)  (1.6%)  1.0%  0.8%  (1.8%)  (3.0%)  (5.8%)  (6.0%)  (6.0%)  Plus: FX Impact  -  -  -  -  -  -  -  -  -  -  Gross Profit  106.1  102.0  92.9  90.7  90.1  89.6  87.0  84.0  78.8  73.6  68.8  (4.2%)  n/a  Gross Margin (%)  80.0%  79.3%  78.2%  77.5%  76.3%  75.2%  74.4%  74.0%  73.7%  73.3%  72.9%  Adjusted EBITDA  65.5  62.7  58.1  57.6  58.6  60.4  59.5  58.4  55.5  52.3  49.2  (2.8%)  n/a  Adj. EBITDA Margin (%)  49.4%  48.8%  48.9%  49.3%  49.6%  50.7%  50.8%  51.5%  51.9%  52.0%  52.1%  Less: D&A  (2.3)  (2.1)  (2.2)  (2.3)  (2.4)  (2.4)  (2.5)  (2.5)  (2.4)  (2.3)  (2.2)  As a % of Sales  (1.7%)  (1.6%)  (1.8%)  (1.9%)  (2.0%)  (2.0%)  (2.1%)  (2.2%)  (2.2%)  (2.3%)  (2.3%)  Adjusted EBIT  63.3  60.6  55.9  55.3  56.3  58.0  57.0  55.9  53.1  50.0  47.0  Adj. EBIT Margin (%)  47.7%  47.1%  47.1%  47.3%  47.6%  48.7%  48.7%  49.3%  49.7%  49.8%  49.8%  Less: Cash Taxes  (4.2)  (4.9)  (4.6)  (4.5)  (4.6)  (4.8)  (4.7)  (4.6)  (4.4)  (4.1)  (3.9)  As a % of Adj. EBITDA  6.4%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  7.9%  Net Operating Profit after Taxes  59.1  55.7  51.4  50.8  51.7  53.2  52.3  51.3  48.7  45.9  43.1  Plus: D&A  2.1  2.2  2.3  2.4  2.4  2.5  2.5  2.4  2.3  2.2  Less: Capex  (3.9)  (3.6)  (3.5)  (3.5)  (3.5)  (3.4)  (3.2)  (2.9)  (2.6)  (2.3)  Less: Change in NWC  (2.3)  0.7  (2.0)  (2.5)  (2.8)  (2.0)  (1.6)  (0.3)  (0.2)  (0.3)  Less: Non-Recurring Cash Items  (2.1)  (1.8)  (1.6)  (1.9)  (1.7)  (1.7)  (1.6)  (1.5)  (1.5)  (1.4)  Unlevered Free Cash Flow  49.5  48.9  46.0  46.1  47.6  47.7  47.4  46.4  43.9  41.4  Discounted Unlevered FCF  46.8  41.2  34.6  31.0  28.6  25.6  22.7  19.8  16.8  14.1  Sum of Discounted uFCF  281.2   Terminal Value (Gordon Shapiro) 143.8   TEV  425.0  Less: TEV Adjustments  (308.6)  Common Equity Value  116.3  NOSH  58.2  Per Share Value 2.0  WholeCo at $3 per share; assumes 2.0% terminal growth, 12.0% WACC, mid-year cash flows convention and no additional FX impact  Source: Company Information, SEC Filings  24

 High Growth Products ($1 per Share)  Historical   Business Plan (Sep-22)    CAGR '22E-'32  Fiscal Year  FY2022  FY2023  FY2024  FY2025  FY2026  FY2027  FY2028  FY2029  FY2030  FY2031  FY2032  from DCF  Sales  42.9  47.4  60.3  72.1  88.6  107.1  126.8  151.4  179.9  207.0  233.8  Yearly Growth (%)  33.6%  10.4%  27.3%  19.6%  22.9%  21.0%  18.3%  19.5%  18.8%  15.0%  Plus: FX Impact  -  -  -  -  -  -  -  -  Gross Profit  14.1  15.6  22.7  29.6  39.7  52.0  65.1  82.0  101  Gross Margin (%)  32.9%  33.0%  37.7%  41.1%  44.9%  48.5%  51.3%  54.1%  Adjusted EBITDA  1.0  1.2  5.0  9.2  16.1  25.7  35.2  Adj. EBITDA Margin (%)  2.3%  2.5%  8.3%  12.8%  18.2%  24.0%  27.8  Less: D&A  (0.7)  (0.8)  (1.1)  (1.4)  (1.8)  (2.  As a % of Sales  (1.7%)  (1.6%)  (1.8%)  (1.9%)  (2.0%)  Adjusted EBIT  0.3  0.4  3.9  7.9  Adj. EBIT Margin (%)  0.6%  0.9%  6.5%  10.9%  Less: Cash Taxes  (0.1)  (0.1)  (0.4  As a % of Adj. EBITDA  6.4%  7.9%  Net Operating Profit after Taxes  0.2  Plus: D&A Less: Capex  Less: Change in NWC Less: Non-Recurring  Unlevered F Disc  Sum of Discounted uFCF 71.2   Terminal Value (Gordon Shapiro) 132.6   203.8  (148.0)  TEV  Less: TEV Adjustments  Common Equity Value  55.8  NOSH  58.2  Per Share Value 1.0  WholeCo at $3 per share; assumes 2.0% terminal growth, 15.0% WACC, mid-year cash flows convention and no additional FX impact  Source: Company Information, SEC Filings  25

 VI  Shareholding Information

Shareholding Structure (1/2)

Top 30 Shareholders – Funds + Institutions not reporting at the fund level

#	Top 30 Funds and Institutions	Fund / Institution	Fund Style	% Owned	Position (000)	Value ($m)	
1	The Dow Chemical Company	Institution	Other	39.86%	21,001	$37.6m	
2	T. Rowe Price Small Cap Value Fund	Fund	Value	10.50%	5,533	$9.9m	50.36%
3	TSP Capital Management Group, LLC	Institution	GARP	5.83%	3,074	$5.5m	
4	First Manhattan Company	Institution	Value	5.55%	2,922	$5.2m	
5	Dimensional Fund Advisors, L.P.	Institution	Index	1.70%	898	$1.6m	
6	Vanguard Total Stock Market Index Fund	Fund	Index	1.22%	640	$1.0m	
7	Renaissance Technologies LLC	Institution	Hedge Fund	0.84%	443	$0.8m	
8	Vanguard Extended Market Index Fund	Fund	Index	0.75%	394	$0.6m	
9	Millennium Management LLC	Institution	Hedge Fund	0.55%	288	$0.5m	66.79%
10	Bridgeway Ultra-Small Company Market Fund	Fund	Index	0.39%	204	$0.4m	
11	BlackRock Institutional Trust Company, N.A.	Institution	Index	0.38%	198	$0.4m	
12	Bridgeway Ultra-Small Company Fund	Fund	Growth	0.29%	155	$0.3m	
13	Bridgeway Omni Small-Cap Value Fund	Fund	Value	0.28%	148	$0.3m	
14	Avantis Investors	Institution	Growth	0.24%	125	$0.2m	
15	Avantis US Small Cap Value ETF	Fund	Other	0.24%	125	$0.2m	
16	Fidelity Extended Market Index Fund	Fund	Index	0.22%	113	$0.2m	
17	Bridgeway Omni Tax-Managed Small-Cap Value Fund	Fund	Value	0.15%	79	$0.1m	
18	Dimensional Fund Advisors, Ltd.	Institution	Index	0.13%	68	$0.1m	
19	Envestnet Asset Management, Inc.	Institution	Growth	0.12%	65	$0.1m	
20	MML Investors Services, LLC	Institution	Hedge Fund	0.12%	65	$0.1m	
21	VALIC Co I Small Cap Fund	Fund	Growth	0.12%	62	$0.1m	
22	Perritt Ultra MicroCap Fund	Fund	GARP	0.11%	60	$0.1m	
23	Ergoteles Capital	Institution	Hedge Fund	0.07%	38	$0.1m	
24	Fidelity NASDAQ Composite Index Fund	Fund	Index	0.07%	34	$0.1m	
25	Fidelity Total Market Index Fund	Fund	Index	0.06%	31	$0.1m	
26	Accurate Wealth Management LLC	Institution	Other	0.06%	30	$0.1m	
27	Morgan Stanley & Co. LLC	Institution	Broker Dealer	0.05%	27	$0.0m	
28	Schwab Total Stock Market Index Fund	Fund	Index	0.05%	24	$0.0m	
29	BNY Mellon Asset Management	Institution	GARP	0.04%	21	$0.0m	
30	BofA Global Research (US)	Institution	Broker Dealer	0.03%	17	$0.0m	
	Top 30 Funds and Institutions Total			**70.0%**	**36,882**	**$65.7m**	
	Representative Index Fund Total			**4.9%**	**2,606**	**$4.3m**	

Source: Thomson Reuters as of 20th October 2022
Note: Ownership percentage based on outstanding shares of 52.7m

EVERCORE

27

Shareholding Structure (2/2)

Top 30 Shareholders – Funds only

#	Top 30 Institutions	Fund Style	% Owned	Position (000)	Value ($m)
1	T. Rowe Price Small Cap Value Fund	Value	10.50%	5,533	$9.9m
2	Vanguard Total Stock Market Index Fund	Index	1.22%	640	$1.0m
3	Vanguard Extended Market Index Fund	Index	0.75%	394	$0.6m
4	DFA U.S. Small Cap Value Portfolio	Value	0.41%	216	$0.4m
5	Bridgeway Ultra-Small Company Market Fund	Index	0.39%	204	$0.4m
6	DFA U.S. Targeted Value Portfolio	Value	0.37%	197	$0.4m
7	Bridgeway Ultra-Small Company Fund	Growth	0.29%	155	$0.3m
8	Bridgeway Omni Small-Cap Value Fund	Value	0.28%	148	$0.3m
9	Avantis US Small Cap Value ETF	Other	0.24%	125	$0.2m
10	Fidelity Extended Market Index Fund	Index	0.22%	113	$0.2m
11	DFA U.S. Micro Cap Portfolio	Other	0.16%	82	$0.2m
12	Bridgeway Omni Tax-Managed Small-Cap Value Fund	Value	0.15%	79	$0.1m
13	iShares Micro-Cap ETF	Index	0.13%	67	$0.1m
14	VALIC Co I Small Cap Fund	Growth	0.12%	62	$0.1m
15	Perritt Ultra MicroCap Fund	GARP	0.11%	60	$0.1m
16	DFA U.S. Core Equity 2 Portfolio	Other	0.10%	54	$0.1m
17	Fidelity NASDAQ Composite Index Fund	Index	0.07%	34	$0.1m
18	Fidelity Total Market Index Fund	Index	0.06%	31	$0.1m
19	Schwab Total Stock Market Index Fund	Index	0.05%	24	$0.0m
20	Fidelity Series Total Market Index Fund	Index	0.03%	17	$0.0m
21	Dimensional World Equity Fund	Value	0.03%	14	$0.0m
22	DFA U.S. Small Cap Portfolio	Other	0.03%	13	$0.0m
23	Dimensional Funds PLC Global Targeted Value Fund	Value	0.02%	12	$0.0m
24	DFA VA U.S. Targeted Value Portfolio	Value	0.02%	11	$0.0m
25	Dimensional Funds PLC Global Core Equity Fund	Value	0.02%	10	$0.0m
26	Dimensional Global Small Companies Fund	Growth	0.02%	10	$0.0m
27	DFA Dimensional US Small Cap ETF	GARP	0.02%	10	$0.0m
28	Dimensional US Small Companies Fund	Other	0.02%	8	$0.0m
29	Dimensional Global Sustainability Core Eq USD Acc	Value	0.02%	8	$0.0m
30	DFA Dimensional US Targeted Value ETF	Value	0.02%	8	$0.0m
	Top 30 Funds Total		**15.8%**	**8,341**	**$14.6m**
	Representative Index Fund Total		**2.9%**	**1,525**	**$2.4m**

Source: Thomson Reuters as of 20th October 2022
Note: Ownership percentage based on outstanding shares of 52.7m

EVERCORE
28

 VII  Summary of Analysts Price Targets

Summary of Analysts Price Targets

BMO – Joel Jackson – HOLD at $2.25 *(down from $2.50 – Aug 10th)*

Views on Valuation

- **"Maintain Market Perform rating but lower our target price to $2.25 (~7-7.5x 2022E EV/ EBITDA) as we slightly lower 2022/23E EBITDA estimates".** This as we model higher topline and gross margin growth, but this is offset by a higher R&D/SG&A spend as AGFS continues to invest for future disruptive/diversified growth
- "Meaningful growth and diversification to offset competitive pressures in post-harvest 1-MCP (following loss of exclusivity) is under way but will take some time"
- Looking for more price now on SmartFresh Apple given inflationary environment. AGFS has not had pricing before and needed to defend against generics through locking in contracts or keeping prices more constant. The company has to selectively get price on mix
- **If AGFS is successful in its R&D and new product efforts to improve operating leverage, and achieve double digit EBITDA CAGRs, the stock could rise to $5.00, PSP's convertible preferred exercise price**

Estimates

Updated on 10/08/2022	2021A	2022E	2023E	2024E
Revenue	**166.0**	**175.0**	**186.0**	
Growth (%)	n/a	5.4%	6.3%	
Δ vs. BP	-	(0.4%)	0.6%	
Prev. estimate (31/05/2022)	-	172.0	181.0	
Δ vs. previous estimate	-	1.7%	2.8%	
Gross Profit	**117.0**	**121.0**	**123.0**	
Margin (%)	70.5%	69.1%	66.1%	
Δ vs. BP	-	(0.2%)	(2.1%)	
Prev. estimate (31/05/2022)	-	118.0	120.0	
Δ vs. previous estimate	-	2.5%	2.5%	
Adj. EBITDA	**62.0**	**63.0**	**65.0**	
Margin (%)	37.3%	36.0%	34.9%	
Δ vs. BP	-	(5.3%)	(8.0%)	
Prev. estimate (31/05/2022)	-	64.0	67.6	
Δ vs. previous estimate	-	(1.6%)	(3.8%)	

Coverage Summary

Company Name	Market Cap (USD)	Tgt Price (LCY)	Price (LCY)	Implied Return (%)	Rating
AgroFresh Solutions, Inc.	101	2.3	1.7	34%	Hold
Albemarle Corporation	30,439	300.0	259.9	15%	Buy
Allkem Limited	5,764	13.0	13.5	(4%)	Hold
Bayer AG	65,755	66.0	51.5	28%	Hold
CF Industries Holdings, Inc.	18,412	120.0	106.9	12%	Buy
Chemtrade Logistics Income Fund	673	9.0	8.4	7%	Hold
Compass Minerals International, Inc.	1,337	50.0	39.1	28%	Hold
Corteva Inc	41,960	66.0	61.2	8%	Buy
FMC Corporation	14,295	140.0	106.4	32%	Buy
ICL Group Ltd.	12,199	37.6	31.8	18%	Hold
Intrepid Potash, Inc.	620	50.0	45.5	10%	Hold
K+S AG	4,372	35.0	22.3	57%	Buy
Lithium Americas Corp.	3,699	30.0	36.0	(17%)	Hold
Livent Corporation	5,473	30.0	30.5	(2%)	Hold
Methanex Corporation	2,554	60.0	36.3	65%	Buy
Mosaic Company	18,934	70.0	54.8	28%	Buy
Nutrien Ltd.	47,867	115.0	92.0	25%	Buy
Sociedad Quimica Y Minera De Chile S.A. Sp	14,466	125	101.3	23%	Buy
Superior Plus Corp	1,688	12.5	11.0	14%	Hold
Yara International ASA	10,758	420.0	402.0	4%	Hold

Target and Share Price Evolution



# of Ratings
% of Ratings
100%
80%
60%
40%
20%
0%
1
100%
2.25
1.68
Price
4
3
2
1
12/20
1/21
2/21
3/21
4/21
5/21
6/21
7/21
8/21
9/21
10/21
11/21
12/21
1/22
2/22
3/22
4/22
5/22
6/22
7/22
8/22
9/22

EVERCORE

Source: FactSet as of September 2nd 2022, Equity Research, Company Information

30

Summary of Analysts Price Targets
HCW – Amit Dayal – BUY at $5.00

Views on Valuation

- **"We arrive at our $5.00 price target based on a DCF analysis that uses a discount rate of approximately 16.6%,** derived from the company's weighted average cost of capital (WACC)"
- "In the short term, we expect AgroFresh to gain market share in the post-harvest markets and expect the company to be opportunistically acquisitive in the mid-to-long term"
- "We believe that AgroFresh is positioned to extract further leverage, and enhance its profitability, as its diversification strategy continues and the company is able to sell more products from its expanding portfolio that now includes VitaFresh Botanicals and FreshCloud"
- "We believe geographic expansion, cross-selling, and increased crop registrations should be supportive to this effort"

Estimates

Updated on 10/08/2022	2021A	2022E	2023E	2024E
Revenue	**166.0**	**181.6**	**192.1**	**214.8**
Growth (%)	n/a	9.4%	5.8%	11.8%
Δ vs. BP	-	3.4%	3.9%	10.2%
Prev. estimate (31/05/2022)	-	182.0	192.1	214.8
Δ vs. previous estimate	-	(0.2%)	0.0%	0.0%
Gross Profit	**117.0**	**125.2**	**135.3**	**151.9**
Margin (%)	70.5%	68.9%	70.4%	70.7%
Δ vs. BP	-	3.2%	7.6%	16.5%
Prev. estimate (31/05/2022)	-	124.6	135.3	151.9
Δ vs. previous estimate	-	0.5%	(0.0%)	(0.0%)
Adj. EBITDA	**62.0**	**65.8**	**67.3**	**83.6**
Margin (%)	37.3%	36.2%	35.0%	38.9%
Δ vs. BP	-	(1.0%)	(4.7%)	12.3%
Prev. estimate (31/05/2022)	-	66.7	70.3	86.7
Δ vs. previous estimate	-	(1.3%)	(4.2%)	(3.5%)

Coverage Summary

Company Name	Market Cap (USD)	Tgt Price (LCY)	Price (LCY)	Implied Return (%)	Rating
Aemetis, Inc.	291	28.0	8.4	233%	Buy
AgriFORCE Growing Systems Ltd.	30	5.5	2.0	182%	Buy
AgroFresh Solutions, Inc.	101	5.0	1.7	198%	Buy
Alto Ingredients, Inc.	291	16.0	4.0	297%	Buy
Aqua Metals, Inc.	68	4.0	0.9	355%	Buy
Arcimoto, Inc.	90	-	2.0	-	Hold
Aspen Aerogels Inc	486	45.0	12.0	274%	Buy
Ballard Power Systems Inc.	2,165	-	7.3	-	Hold
Beam Global	140	-	13.9	-	Hold
Broadwind, Inc.	61	-	3.0	-	Hold
Calumet Specialty Products Partner	1,384	28.0	17.5	60%	Buy
Calyxt, Inc.	13	10.0	0.2	4286%	Buy
Canoo Inc. Class A	817	10.0	2.9	246%	Buy
Capstone Green Energy Corporatio	42	16.0	2.3	596%	Buy
CECO Environmental Corp.	307	15.0	8.9	69%	Buy
ClearSign Technologies Corporatio	39	6.0	1.0	483%	Buy
Electrovaya Inc.	117	3.3	1.0	213%	Buy
Energy Focus, Inc.	6	-	0.7	-	Hold
Flux Power Holdings, Inc.	40	15.0	2.5	495%	Buy
Fuel Tech, Inc.	42	4.0	1.4	192%	Buy
Fusion Fuel Green Plc Class A	96	25.0	7.1	251%	Buy
Gevo, Inc.	663	18.0	2.8	538%	Buy
Greenlane Renewables Inc.	88	4.0	0.8	426%	Buy
Loop Industries, Inc.	242	23.0	5.1	351%	Buy
LSI Industries Inc.	209	16.5	7.8	110%	Buy
Orion Energy Systems, Inc.	52	7.0	1.7	322%	Buy
Pioneer Power Solutions, Inc.	34	12.0	3.6	238%	Buy
Plug Power Inc.	14,971	78.0	25.9	202%	Buy
Quest Resource Holding Corp.	141	12.0	7.4	63%	Buy
ReneSola Ltd. Sponsored ADR	343	12.0	5.1	135%	Buy
SenesTech, Inc.	6	4.0	0.5	733%	Buy
Tecogen Inc.	26	4.5	1.1	325%	Buy
TOMI Environmental Solutions, Inc.	16	3.5	0.8	341%	Buy
Vertex Energy, Inc.	621	15.0	8.2	83%	Buy
Westport Fuel Systems, Inc.	182	9.0	1.4	548%	Buy
Yield10 Bioscience, Inc.	15	25.0	3.1	699%	Buy

Target and Share Price Evolution



# of Ratings
% of Ratings
80%
40%
0%
1
100%
5.00
1.68
10
5
0
Price
4/19
6/19
8/19
10/19
12/19
2/20
4/20
6/20
8/20
10/20
12/20
2/21
4/21
6/21
8/21
10/21
12/21
2/22
4/22
6/22
8/22

EVERCORE

Source: FactSet as of September 2nd 2022, Equity Research, Company Information

31

Summary of Analysts Price Targets
Roth – Gerard Sweeney – BUY at $4.50

Views on Valuation

- **"Our $4.50 price target applies a 9.0x multiple on our 2022 projected adjusted EBITDA of $63.1mm. Our calculation assumes conversion of the Preferred B shares"**
- "AGFS has traded in excess of 11-12x EBITDA in the past. Similarly, specialty agri-tech companies also trade in excess of these levels"
- "We anticipate continued growth in diversification revenue as AGFS registers additional products in more localities. The medium-term opportunity remains AGFS's global footprint, which directly touches tens of thousands of customers. This platform provides a strong conduit for new product innovation and acquisition of localized services or technology
- "While we anticipate SmartFresh remaining relatively stable on revenue / margin front, the diversification products carry lower margins. Therefore, our focus remains on gross profit dollar growth rather than strictly margin"

Estimates

Updated on 10/08/2022	2021A	2022E	2023E	2024E
Revenue	**166.0**	**181.6**	**192.1**	**214.8**
Growth (%)	n/a	9.4%	5.8%	11.8%
Δ vs. BP	-	3.4%	3.9%	10.2%
Prev. estimate (31/05/2022)	-	182.0	192.1	214.8
Δ vs. previous estimate	-	(0.2%)	0.0%	0.0%
Gross Profit	**117.0**	**125.2**	**135.3**	**151.9**
Margin (%)	70.5%	68.9%	70.4%	70.7%
Δ vs. BP	-	3.2%	7.6%	16.5%
Prev. estimate (31/05/2022)	-	124.6	135.3	151.9
Δ vs. previous estimate	-	0.5%	(0.0%)	(0.0%)
Adj. EBITDA	**62.0**	**65.8**	**67.3**	**83.6**
Margin (%)	37.3%	36.2%	35.0%	38.9%
Δ vs. BP	-	(1.0%)	(4.7%)	12.3%
Prev. estimate (31/05/2022)	-	66.7	70.3	86.7
Δ vs. previous estimate	-	(1.3%)	(4.2%)	(3.5%)

Coverage Summary

Company Name	Market Cap (USD)	Tgt Price (LCY)	Price (LCY)	Implied Return (%)	Rating
AgroFresh Solutions, Inc.	101	4.5	1.7	168%	Buy
Alico, Inc.	254	40.0	33.5	19%	Buy
Allied Motion Technologies Ir	520	40.0	32.6	23%	Buy
American Vanguard Corpor:	713	26.0	19.5	34%	Buy
CECO Environmental Corp.	307	11.0	8.9	24%	Buy
Consolidated Water Co. Ltd.	247	19.0	16.1	18%	Buy
DMC Global Inc.	421	35.0	21.6	62%	Buy
Farmer Bros. Co.	95	12.5	5.2	142%	Buy
Farmland Partners Inc	772	16.5	14.2	16%	Buy
Global Water Resources, Inc	327	21.0	13.7	53%	Buy
Heritage-Crystal Clean, Inc.	758	40.0	31.4	28%	Buy
Hudson Technologies, Inc.	363	12.0	8.1	49%	Buy
Lakeland Industries, Inc.	102	26.0	13.3	95%	Buy
Limbach Holdings, Inc.	78	12.5	7.5	66%	Buy
Limoneira Company	207	20.0	11.7	71%	Buy
Loop Industries, Inc.	242	20.0	5.1	292%	Buy
Meta Materials Inc.	279	2.0	0.8	158%	Buy
Mission Produce, Inc.	1,090	18.0	15.4	17%	Buy
PureCycle Technologies Inc	1,460	20.0	8.9	124%	Buy
Quest Resource Holding Co	141	11.0	7.4	49%	Buy
Transcat, Inc.	539	80.0	71.4	12%	Buy

Target and Share Price Evolution



# of Ratings
% of Ratings
80%
40%
0%
1 1 1 1 1 1 1 1 1 0 1 1 1 1
100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100%
4/19 6/19 8/19 10/19 12/19 2/20 4/20 6/20 8/20 10/20 12/20 2/21 4/21 6/21 8/21 10/21 12/21 2/22 4/22 6/22 8/22
4.50
1.68
10
5
0
Price

EVERCORE

Source: FactSet as of September 2nd 2022, Equity Research, Company Information

32

Summary of Analysts Price Targets
LakeStreet – Ben Klieve – BUY at $3.00

Views on Valuation

- *"With its portfolio of system-wide solutions within a large, underdeveloped and motivated market, we believe AgroFresh is uniquely positioned to capture value throughout the food chain"*
- *"We believe downside risk from the current ~$85M market cap is relatively low given the stability of its $60M+ EBITDA generation and view the current valuation as a compelling entry point"*
- *"Ultimately, we believe the market needs validation that 2021 successes were not a fluke and visibility of improved EBITDA/free cash flow before the stock can move to the upside"*
- *Given the capital structure issues and the still early-stage nature of its revenue growth, **we do not believe AGFS will command a premium valuation that would traditionally accompany a high-margin AgTech company with such considerable ESG benefits. However, we believe the current valuation of $1.66 which represents a sub-5x P/FCF multiple and 20%+ FCF yield is too steep of a discount. Our $3 PT reflects a 9x P/FCF multiple on our FY22 estimates***

Estimates

Updated on 10/08/2022	2021A	2022E	2023E	2024E
Revenue	**166.0**	**175.6**	**183.0**	
Growth (%)	n/a	5.8%	4.2%	
Δ vs. BP	-	(0.0%)	3.9%	
Prev. estimate (31/05/2022)	-	166.0	172.0	
Δ vs. previous estimate	-	5.8%	6.4%	
Gross Profit	**117.0**	**120.3**	**125.4**	
Margin (%)	70.5%	68.5%	68.5%	
Δ vs. BP	-	-	-	
Prev. estimate (31/05/2022)	-	117.0	118.9	
Δ vs. previous estimate	-	2.8%	5.4%	
Adj. EBITDA	**62.0**	**64.9**	**67.4**	
Margin (%)	37.3%	37.0%	36.8%	
Δ vs. BP	-	(1.0%)	(4.7%)	
Prev. estimate (31/05/2022)	-	62.0	63.6	
Δ vs. previous estimate	-	4.7%	6.0%	

Coverage Summary

Company Name	Market Cap (USD)	Tgt Price (LCY)	Price (LCY)	Implied Return (%)	Rating
AgroFresh Solutions, Inc.	101	3.0	1.7	79%	Buy
Andersons, Inc.	1,231	60.0	36.4	65%	Buy
AquaBounty Technologies Inc	80	5.0	1.1	342%	Buy
Arcadia Biosciences, Inc.	21	3.5	0.8	312%	Buy
Bioceres Crop Solutions Corp.	627	25.0	13.6	84%	Buy
Calavo Growers, Inc.	623	60.0	35.1	71%	Buy
Chefs' Warehouse, Inc.	1,238	48.0	32.4	48%	Buy
Limoneira Company	207	19	11.7	63%	Buy
Local Bounti Corporation	329	15.0	3.5	330%	Buy
MGP Ingredients, Inc.	2,322	125	105.6	18%	Buy
S&W Seed Company	52	4.0	1.3	220%	Buy
Yield10 Bioscience, Inc.	15	12.0	3.1	283%	Buy

EVERCORE

Source: FactSet as of September 2nd 2022, Equity Research, Company Information

33